Exhibit 99.1

INAP Reports Second Quarter 2018 Financial Results

•	Reported Revenue of $82.0 Million up 10.5% Sequentially and 17.7% Year-over-Year
▪	INAP US, comprising 78% of Revenue, up 12.2% Sequentially and 18.4% Year-over-Year
▪	INAP INTL, comprising 22% of Revenue, up 4.5% Sequentially and 15.2% Year-over-Year
•
GAAP Net Loss of $(13.9) Million, or GAAP Net Loss Margin of (17.0)%, with Adjusted EBITDA of $28.5 Million up 10.9% Sequentially and 23.4% Year-over-Year; Adjusted EBITDA Margin of 34.7% Up 10 Basis Points Quarter-over-Quarter and up 160 Basis Points Year-over-Year

•	Cash Flow from Operations was $15.3 Million, with Capital Expenditures of $11.1 Million
•	Raising Adjusted EBITDA Guidance Range to $110-$120 Million, Reaffirming Revenue of $320-330 Million and Capital Expenditures of $40-$45 Million
•	INAP Adds New Flagship Data Center in Phoenix, a Key Strategic Market

RESTON, VA - (August 2, 2018) Internap Corporation (NASDAQ: INAP), a leading provider of high-performance data center services, including colocation, cloud and network, announced today financial results for the second quarter of 2018.

“INAP has entered the next phase of our development, with 2018 turnaround projects winding down and our prospects for revenue growth and increased scale already in progress,” stated Peter D. Aquino, President and CEO. “We are now closing larger high-density deals, offering innovative cloud solutions, and overlaying a more robust network to serve our customers.  Revenue growth and increased scale are being fueled by a combination of new organic Cloud sales, less overall churn, and new business development.  Net of non-core planned closures that we called out in past quarters, we have stabilized the top line and are generating pockets of growth that we expect will continue to expand.  Given our repeated success in high absorption markets such as the greater Phoenix market, we are expanding once again.  We recently announcing a second facility in the market with Bank of America as an anchor tenant in our new flagship.  Our enhanced profile is also making us an attractive partner, and we are pleased to announce our global cross-selling arrangement with COLT Data Centre Services.  We are very excited about our progress to date and declare that INAP 2.0 is now on offense.”

Revenue

2018 results include SingleHop operations as of March 1, 2018, and are therefore not comparable to prior periods.   For the second quarter:

•
Revenue totaled $82.0 million in the second quarter of 2018, an increase of 10.5% sequentially and 17.7% year- over-year. The sequential increase was primarily due to a full quarter’s impact of SingleHop and an increase in Cloud revenues. Our backlog remains strong, replenishing completed installs in the second quarter.

Beginning with the first quarter of 2018, INAP redefined its segment reporting by geography into INAP US and INAP International.

o
INAP US revenue totaled $64.1 million in the second quarter of 2018, an increase of 12.2% sequentially and 18.4% year-over-year. The sequential increase was primarily due to a full quarter’s impact of SingleHop and an increase in Cloud revenues.

o
INAP International revenue totaled $17.9 million in the second quarter of 2018, an increase of 4.5% sequentially and 15.2% year-over-year. The sequential increase was primarily due to an increase in Cloud revenues of $1.0 million, which includes organic growth and the full quarter’s impact from SingleHop.

Second Quarter 2018 Financial Summary

($ in thousands)				QoQ	YoY
	2Q 2018	1Q 2018	2Q 2017	Growth	Growth

Net Revenues	$81,962	$74,201	$69,642	10.5%	17.7%
Operating Costs and Expenses	$79,835	$73,322	$71,695	8.9%	11.4%
Depreciation and Amortization	$22,590	$21,077	$18,934	7.2%	19.3%
Acquisition Costs	$306	$2,558	$—	(88.0)%	—
All Other Operating Costs and Expenses	$56,939	$49,687	$52,761	14.6%	7.9%

GAAP Net Loss Attributable to INAP Shareholders	$(13,923)	$(14,060)	$(19,283)	1.0%	27.8%
GAAP Net Loss Margin	(17.0)%	(18.9)%	(27.7)%

Minus Stock-Based Compensation and Other Items	$3,830	$3,690	$13,378	3.8%	(71.4)%
Normalized Net Loss[2]	$(10,093)	$(10,370)	$(5,905)	2.7%	(70.9)%

Adjusted EBITDA[1]	$28,454	$25,665	$23,051	10.9%	23.4%
Adjusted EBITDA Margin[1]	34.7%	34.6%	33.1%

Capital Expenditures (CapEx)	$11,083	$6,359	$6,748	74.3%	64.2%
Adjusted EBITDA less CapEx[1]	$17,371	$19,306	$16,303	(10.0)%	6.6%

Net Loss, Normalized Net Loss, Adjusted EBITDA and Business Unit Contribution

•
GAAP net loss attributable to INAP shareholders was $(13.9) million, or $(0.69) per share in the second quarter of 2018 compared with $(14.1) million, or $(0.70) per share in the first quarter of 2018, including $2.6 million of costs associated with acquisition costs. GAAP net loss in second quarter of 2017 was $(19.3) million.

•	Normalized net loss was $(10.1) million in the second quarter of 2018 compared with $(10.4) million in the first quarter of 2018 and $(5.9) million in the second quarter of 2017.

•
Adjusted EBITDA totaled $28.5 million in the second quarter of 2018, an increase of 10.9% compared with $25.7 million in the first quarter of 2018, and a 23.4% increase compared with $23.1 million in the second quarter of 2017. Adjusted EBITDA margin was 34.7% in the second quarter, up 10 basis points compared to 34.6% in the first quarter, and up 160 basis points compared to 33.1% in second quarter 2017. The increase in Adjusted EBITDA were primarily driven by continued focus on cost savings in real estate and network facilities, INAP’s initiative to exit less profitable data center sites, and the addition of SingleHop.

Business Unit Contribution3 - INAP US and INAP International business unit contribution for second quarter 2018 is as follows:

INAP US, includes colocation, cloud, and network services. Cloud contains AgileCloud, Managed Hosting, and SingleHop.

o
INAP US business unit contribution totaled $29.2 million in the second quarter, a 10.0% increase compared to the first quarter of 2018 and a 36.8% increase from the second quarter of 2017. As a percent of revenue, INAP US business unit contribution margin was 45.6% in the second quarter of 2018 down 90 basis points sequentially and up 620 basis points year-over-year. The year-over-year business unit contribution increase reflects continued focus on cost savings in real estate and network facilities, INAP's initiative to exit non-core data center sites, and the addition of SingleHop.

INAP INTL, includes colocation, cloud, and network services. Cloud contains AgileCloud, Managed Hosting, Ubersmith, iWeb, and SingleHop.

o
INAP INTL business unit contribution totaled $6.0 million in the second quarter of 2018, a 0.5% increase compared with the first quarter of 2018 and a 14.8% decrease from the second quarter of 2017. As a percent of revenue, INAP INTL business unit contribution margin was 33.7% in the second quarter of 2018, down 130 basis points sequentially and 1180 basis points year-over-year. The year-over-year decrease is primarily due to costs from INAP Japan, and higher space and power costs.

“We are now at an exciting inflection point that gives us confidence to increase our Adjusted EBITDA guidance as additional scale and deal synergies are all beginning to pass through to the bottom line,” said Jim Keeley, Chief Financial Officer.  “Investments made in rebuilding our sales force, increasing marketing resources, and developing partnerships are beginning to have an impact. We remain focused on execution and delivering returns across all our markets.”

Balance Sheet and Cash Flow Statement

•
Cash and cash equivalents totaled $14.7 million at June 30, 2018. Total debt was $662.7 million, net of discount and prepaid costs, at the end of the second quarter 2018, including $231.0 million in capital lease obligations. As previously reported, on April 9, 2018, INAP entered into a Fourth Amendment to Company’s Credit Agreement, which amended the Credit Agreement, dated as of April 6, 2017 to lower the interest rate margin applicable to outstanding term loans under the Credit Agreement by 1.25%.

•
Cash generated from operations for the three months ended June 30, 2018 was $15.3 million compared to $3.5 million in first quarter of 2018, and $14.8 million in the second quarter 2017. Capital expenditures over the same periods were $11.1 million, compared to $6.4 million and $6.7 million, respectively. Adjusted EBITDA less CapEx[1] was $17.4 million, compared to $19.3 million in first quarter of 2018 and $16.3 million in second quarter of 2017. Free cash flow[4] over the same periods was $4.3 million, compared to $(2.8) million and $8.0 million, respectively.  Unlevered free cash flow[4] was $19.8 million for the second quarter 2018, compared to $10.2 million in first quarter 2018 and $15.6 million in second quarter 2017.

Business Outlook

INAP's outlook for 2018, as noted above, includes projected results of acquired SingleHop operations as of March 1, 2018. The Company is reiterating its full-year 2018 revenue and capital expenditures, and raising its Adjusted EBITDA guidance range, as shown in the table below. Additionally, the Company’s sales momentum is expected to contribute to organic growth, offset by select planned closures of certain data center facilities.

Full-Year 2018 Expected Range
	Previous Guidance	Current Guidance
Revenue	$320 million - $330 million	$320 million - $330 million
Adjusted EBITDA (non-GAAP)	$105 million - $115 million	$110 million - $120 million
Capital Expenditures	$40 million - $45 million	$40 million - $45 million

1.
Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA less CapEx are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP information and non-GAAP information related to Adjusted EBITDA and Adjusted EBITDA margin are contained in the table entitled “Reconciliation of GAAP Net Loss to Adjusted EBITDA and Forward Looking Adjusted EBITDA.” Adjusted EBITDA margin is Adjusted EBITDA as a percentage of revenue. A reconciliation between GAAP information and non-GAAP information related to Adjusted EBITDA less CapEx is contained in the table entitled “Reconciliation of GAAP Net Cash Flows provided by Operating Activities to Adjusted EBITDA less CapEx."

2.
Normalized net loss is a non-GAAP financial measure which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP information and non-GAAP information related to normalized net loss are contained in the table entitled “Reconciliation of Net Loss Attributable to INAP Shareholders to Normalized Net Loss to INAP Shareholders.”

3.
Business unit contribution and business unit contribution margin are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to business unit contribution and business unit contribution margin are contained in the table entitled “Business Unit Contribution and Business Unit Contribution Margin” in the attachment. Business unit contribution margin is business unit contribution as a percentage of revenue.

4.
Free cash flow and unlevered free cash flow are non-GAAP financial measures which we define in the attachment to the press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to free cash flow and unlevered free cash flow are contained in the table entitled “Free Cash Flow and Unlevered Free Cash Flow.”

Conference Call Information

INAP's second quarter 2018 conference call will be held today at 8:30 a.m. ET. Listeners may connect to a simultaneous webcast of the call, which will include accompanying presentation slides, on the Investor Relations section of INAP’s web site at http://ir.inap.com/events-and-presentations.

The call can also be accessed by dialing 877-334-0775. International callers should dial 631-291-4567. An online archive of the webcast will be archived in the Investor Relations section of the Company’s website.  An audio-only telephonic replay will be accessible from Thursday, August 2, 2018 at 11:30 AM ET through Wednesday, August 8, 2018 at 855-859-2056 using replay code 6275639. International callers can listen to the archived event at 404-537-3406 with the same code.

About INAP

Internap Corporation (NASDAQ: INAP) is a leading provider of high-performance data center services, including colocation, cloud and network. INAP partners with its customers, who range from the Fortune 500 to emerging start-ups, to create secure, scalable and reliable IT infrastructure solutions that meet the customer’s unique business requirements. INAP operates in 56, primarily Tier 3, data centers in 21 metropolitan markets and has 99 POPs around the world. INAP has over 1 million gross square feet in its portfolio, and nearly 600,000 square feet of sellable data center space. For more information, visit www.inap.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to sales, backlog, profitability, margins, operations improvement, cost reductions, participation in strategic transactions, and our expectations for 2018 revenue, Adjusted EBITDA, capital expenditures and Adjusted EBITDA less Capex. Our ability to achieve these forward-looking statements is based on certain assumptions, including our ability to execute on our business strategy, leveraging of multiple routes to market, expanded brand awareness for high-performance IT infrastructure services and customer levels. These assumptions may prove inaccurate in the future. Because such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, there are important factors that could cause INAP’s actual results to differ materially from those expressed or implied in the forward-looking statements, due to a variety of important factors. Such important factors include, without limitation: to drive growth while reducing costs; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to sell into new and existing data center space; the actual performance of our IT infrastructure services and improving operations; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; ability to identify any suitable strategic transactions; INAP's ability to realize anticipated revenue, growth, synergies and cost savings from the acquisition of SingleHop; INAP's ability to successfully integrate SingleHop’s sales, operations, technology, and products generally; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; our ability to protect our intellectual property; our substantial amount of indebtedness, our possibility to raise additional capital when needed, on attractive terms, or at all, our ability to service existing debt or maintain compliance with financial and other covenants contained in our credit agreement; our compliance with and changes in complex laws and regulations in the U.S. and internationally; our ability to attract and retain qualified management and other personnel; and volatility in the trading price of INAP common stock.

These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements attributable to INAP or persons acting on its behalf are expressly qualified in their entirety by the foregoing forward-looking statements. All such statements speak only as of the date made, and INAP undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Investor Contacts
Richard Ramlall	Carolyn Capaccio/Jody Burfening
VP, IR & PR INAP	LHA
404-302-9982	212-838-3777
ir@inap.com	inap@lhai.com

INTERNAP CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net revenues	$81,962	$69,642	$156,163	$141,775

Operating costs and expenses:
Costs of sales and services, exclusive of depreciation and amortization	27,976	26,429	53,013	55,474
Costs of customer support	8,841	6,133	16,228	13,397
Sales, general and administrative	19,602	15,571	39,456	32,135
Depreciation and amortization	22,590	18,934	43,667	36,679
Exit activities, restructuring and impairments	826	4,628	793	5,651
Total operating costs and expenses	79,835	71,695	153,157	143,336
Income (loss) from operations	2,127	(2,053)	3,006	(1,561)

Interest expense	15,860	17,145	30,887	25,282
Loss (gain) on foreign currency, net	26	191	(189)	288
Total non-operating expenses	15,886	17,336	30,698	25,570

Loss before income taxes and equity in earnings of equity-method investment	(13,759)	(19,389)	(27,692)	(27,131)
Provision (benefit) for income taxes	141	(50)	241	468
Equity in earnings of equity-method investment, net of taxes	—	(56)	—	(86)

Net loss	(13,900)	(19,283)	(27,933)	(27,513)
Less net income attributable to non-controlling interests	23	—	50	—
Net loss attributable to INAP stockholders	(13,923)	(19,283)	(27,983)	(27,513)
Other comprehensive income:
Foreign currency translation adjustment	61	32	122	105
Unrealized gain on foreign currency contracts	—	60	—	145
Total other comprehensive income	61	92	122	250

Comprehensive loss	$(13,862)	$(19,191)	$(27,861)	$(27,263)

Basic and diluted net loss per share	$(0.69)	$(0.96)	$(1.40)	$(1.52)

Weighted average shares outstanding used in computing basic and diluted net loss per share	21,300	19,876	21,044	17,992

INTERNAP CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)
(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$14,739	$14,603
Accounts receivable, net of allowance for doubtful accounts of $1,689 and $1,487, respectively	20,251	17,794
Contract assets	8,474	—
Prepaid expenses and other assets	9,689	8,673
Total current assets	53,153	41,070

Property and equipment, net	452,958	458,565
Intangible assets, net	77,112	25,666
Goodwill	116,705	50,209
Non-current contract assets	12,760	—
Deposits and other assets	12,019	11,015
Total assets	$724,707	$586,525
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$29,806	$20,388
Accrued liabilities	17,059	15,908
Deferred revenues	5,837	4,861
Capital lease obligations	10,246	11,711
Revolving credit facility	16,000	5,000
Term loan, less discount and prepaid costs of $3,995 and $2,133, respectively	362	867
Exit activities and restructuring liability	2,968	4,152
Other current liabilities	4,050	1,707
Total current liabilities	86,328	64,594
Capital lease obligations	220,721	223,749
Term loan, less discount and prepaid costs of $11,546 and $7,655, respectively	415,418	287,845
Exit activities and restructuring liability	284	664
Deferred rent	907	1,310
Deferred tax liability	1,928	1,651
Other long-term liabilities	4,142	7,744
Total liabilities	729,728	587,557
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 30,000 shares authorized; 21,256 and 20,804 shares outstanding, respectively	21	21
Additional paid-in capital	1,329,368	1,327,084
Treasury stock, at cost, 328 and 293 shares, respectively	(7,630)	(7,159)
Accumulated deficit	(1,328,502)	(1,323,723)
Accumulated items of other comprehensive loss	(1,202)	(1,324)
Total INAP stockholders’ deficit	(7,945)	(5,101)
Non-controlling interests	2,924	4,069
Total stockholders’ deficit	(5,021)	(1,032)
Total liabilities and stockholders’ deficit	$724,707	$586,525

INTERNAP CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(27,933)	$(27,513)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	43,667	36,679
Gain on disposal of fixed asset	(29)	—
Amortization of debt discount and issuance costs	1,712	1,292
Stock-based compensation expense, net of capitalized amount	2,232	1,132
Equity in earnings of equity-method investment	—	(86)
Provision for doubtful accounts	604	520
Non-cash change in capital lease obligations	(371)	258
Non-cash change in exit activities and restructuring liability	1,112	5,391
Non-cash change in deferred rent	(604)	(1,199)
Deferred taxes	60	150
Loss on extinguishment and modification of debt	—	6,785
Other, net	3	200
Changes in operating assets and liabilities:
Accounts receivable	(2,165)	1,485
Prepaid expenses, deposits and other assets	(4,073)	(1,039)
Accounts payable	6,939	477
Accrued and other liabilities	(585)	3,150
Deferred revenues	1,249	(697)
Exit activities and restructuring liability	(2,676)	(2,466)
Asset retirement obligation	(188)	103
Other liabilities	(85)	12
Net cash provided by operating activities	18,869	24,634

Cash Flows from Investing Activities:
Purchases of property and equipment	(16,102)	(12,293)
Proceeds from disposal of property and equipment	541	—
Business acquisition, net of cash acquired	(131,748)	—
Acquisition of non-controlling interests	(1,130)	—
Additions to acquired and developed technology	(1,340)	(444)
Net cash used in investing activities	(149,779)	(12,737)

Cash Flows from Financing Activities:
Proceeds from credit agreements	146,000	295,500
Proceeds from stock issuance	—	40,162
Principal payments on credit agreements	(2,178)	(326,500)
Debt issuance costs	(7,696)	(8,277)
Payments on capital lease obligations	(4,760)	(5,371)
Proceeds from exercise of stock options	(108)	36
Acquisition of common stock for income tax withholdings	(471)	(210)
Other, net	264	(240)
Net cash provided by (used in) in financing activities	131,051	(4,900)
Effect of exchange rates on cash and cash equivalents	(5)	70
Net increase in cash and cash equivalents	136	7,067
Cash and cash equivalents at beginning of period	14,603	10,389
Cash and cash equivalents at end of period	$14,739	$17,456

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$28,509	$14,899
Non-cash acquisition of property and equipment under capital leases	214	147,788
Additions to property and equipment included in accounts payable	4,023	1,269

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this earnings press release includes additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less CapEx, normalized net loss, business unit contribution, business unit contribution margin, free cash flow and unlevered free cash flow. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures can be found below.

We define the following non-GAAP measures as follows:

•
Adjusted EBITDA is a non-GAAP measure and is GAAP net loss attributable to INAP shareholders plus depreciation and amortization, interest expense, provision (benefit) for income taxes, other expense (income), (gain) loss on disposal of property and equipment, exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, pre-acquisition costs and claim settlement.

•	Adjusted EBITDA margin is Adjusted EBITDA as a percentage of revenues.

•
Adjusted EBITDA less CapEx is Adjusted EBITDA less capital expenditures with Adjusted EBITDA for this non-GAAP measure defined as net cash flow provided by operating activities plus cash paid for interest, cash paid for taxes, cash paid for exit activities and restructuring, cash paid for strategic alternatives and related costs, cash paid for organizational realignment costs, payment of debt lender fees and other working capital changes less capital expenditures.

•
Normalized net loss is net loss attributable to INAP shareholders plus exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, pre-acquisition costs, claim settlement and debt extinguishment and modification expenses.

•	Business unit contribution is business unit revenues less direct costs of sales and services, customer support, and sales and marketing, exclusive of depreciation and amortization.

•	Business unit contribution margin is business unit contribution as a percentage of business unit revenue.

•	Free cash flow is net cash flows provided by operating activities minus capital expenditures.

•	Unlevered free cash flow is free cash flow plus cash interest expense.

We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss (gain) on disposals of property and equipment, as well as impairments and restructuring, to calculate Adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our current ongoing operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

We believe that excluding interest expense, provision (benefit) for income taxes and other expense (income) from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding interest expense, provision (benefit) for income taxes and other expense (income) as important supplemental information useful to their understanding of our historical results and estimating our future results.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

We also believe that, in excluding the effects of interest expense, provision (benefit) for income taxes and other expense (income), our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

We believe that exit activities, restructuring and impairment charges, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, pre-acquisition costs, claim settlement costs, and debt extinguishment and modification expense are unique costs, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our current ongoing operating results and trends. Management believes that investors consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss by providing normalized net loss, excluding the effect of exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment cost, pre-acquisition costs, claim settlement costs, and debt extinguishment and modification expenses in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons.

Adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, and should be viewed as a supplement to - not a substitute for - our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, Adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe Adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

•
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

•
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

Our management uses Adjusted EBITDA:

•	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

•	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of business unit contribution and business unit contribution margin excludes depreciation and amortization in order to allow investors to see the business through the eyes of management.

We also have excluded depreciation and amortization from business unit contribution and business unit contribution margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Free cash flow and unlevered free cash flow are used in addition to and in conjunction with results presented in accordance with GAAP.  Free cash flow and unlevered free cash flow should not be relied upon to the exclusion of GAAP financial measures. Free cash flow and unlevered free cash flow reflect an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

We use free cash flow and unlevered free cash flow, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a useful measure of cash flows since capital expenditures are a necessary component of ongoing operations. In limited circumstances in which proceeds from sales of fixed assets exceed capital expenditures, free cash flow would exceed cash flow from operations. However, since we do not anticipate being a net seller of fixed assets, we expect free cash flow to be less than operating cash flows.

Free cash flow and unlevered free cash flow have limitations due to the fact that they do not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments made to service our debt or capital lease obligations. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows.

Adjusted EBITDA less CapEx is used in addition to and in conjunction with results presented in accordance with GAAP.  Adjusted EBITDA less CapEx should not be relied upon to the exclusion of GAAP financial measures. Adjusted EBITDA less CapEx reflects an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

We use Adjusted EBITDA less CapEx, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a useful measure of cash flows since capital expenditures are a necessary component of ongoing operations.

Adjusted EBITDA less CapEx has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Adjusted EBITDA less CapEx does not incorporate payments made to service our debt or capital lease obligations. Therefore, we believe it is important to view Adjusted EBITDA less CapEx as a complement to our entire consolidated statements of cash flows.

Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.  Adjusted EBITDA is presented as we understand certain investors use it as one measure of our historical ability to service debt. Also Adjusted EBITDA is used in our debt covenants.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA AND FORWARD LOOKING ADJUSTED EBITDA

A reconciliation of GAAP net loss to Adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	June 30, 2018		March 31, 2018		June 30, 2017
Reconciliation of GAAP Net Loss to Adjusted EBITDA:	Amount	Percent	Amount	Percent	Amount	Percent

Net revenues	$81,962	100.0%	$74,201	100.0%	$69,642	100.0%

Net loss (GAAP) attributable to INAP Shareholders	(13,923)	(17.0)%	(14,060)	(18.9)%	(19,283)	(27.7)%
Add:
Non-GAAP revenue	70	0.1%	40	0.1%	—	0.0%
Depreciation and amortization	22,590	27.6%	21,077	28.4%	18,934	27.2%
Interest expense	15,860	19.4%	15,027	20.3%	17,145	24.6%
Provision (benefit) for income taxes	141	0.2%	100	0.1%	(50)	(0.1)%
Other expense (income)	31	0.0%	(215)	(0.3)%	135	0.2%
(Gain) loss on disposal of property and equipment, net	(75)	(0.1)%	46	0.1%	(103)	(0.1)%
Exit activities, restructuring and impairments	826	1.0%	(33)	0.0%	4,628	6.6%
Stock-based compensation	1,374	1.7%	858	1.2%	534	0.8%
Non-income tax contingency	800	1.0%	—	0.0%	—	0.0%
Strategic alternatives and related costs	23	0.0%	27	0.0%	8	0.0%
Organizational realignment costs	431	0.5%	240	0.3%	295	0.4%
Acquisition costs	306	0.4%	2,558	3.4%	95	0.1%
Claim settlement	—	0.0%	—	0.0%	713	1.0%
Adjusted EBITDA (non-GAAP)	$28,454	34.7%	$25,665	34.6%	$23,051	33.1%

A reconciliation of forward looking Adjusted EBITDA for full-year 2018 is as follows (in millions):

	Former Range		Updated Range
	2018 Full-Year Guidance		2018 Full-Year Guidance
	Low	High	Low	High
	Amount	Amount	Amount	Amount

Total Revenue	$320	$330	$320	$330

Net Loss (GAAP) attributable to INAP shareholders	$(48)	$(38)	$(47)	$(37)
Add:
Depreciation and amortization	70	70	86	86
Interest expense	59	59	61	61
Provision for income taxes	1	1	0	0
Exit activities, restructuring and impairments	11	11	2	2
Stock-based compensation	11	11	4	4
Non-income tax contingency and acquisition costs	1	1	4	4
Other costs	0	0	0	0
Adjusted EBITDA (non-GAAP)	$105	$115	$110	$120

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF GAAP NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
TO ADJUSTED EBITDA LESS CAPEX

A reconciliation of GAAP Net Cash Flows Provided by Operating Activities to Adjusted EBITDA less CapEx for each of the periods indicated is as follows (in thousands):

	Three Months Ended
Reconciliation of GAAP Net Cash Flows provided by Operating Activities to Adjusted EBITDA less CapEx:	June 30, 2018	March 31, 2018	June 30, 2017

Net Cash Flow provided by operating activities:	$15,342	$3,527	$14,787

Add:
Cash paid for interest	15,509	13,000	7,563
Cash paid for income taxes	126	108	148
Cash paid for exit activities and restructuring	1,287	1,389	1,080
Cash paid for strategic alternatives and related costs	23	27	171
Cash paid for organizational realignment costs	431	240	912
Cash paid for acquisition costs	306	2,558	—
Other working capital changes	(4,570)	4,816	(1,610)
Adjusted EBITDA (non-GAAP)	$28,454	$25,665	$23,051

Less:
Capital Expenditures (CapEx)	$11,083	$6,359	$6,748
Adjusted EBITDA less CapEx (non-GAAP)	$17,371	$19,306	$16,303

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO INAP SHAREHOLDERS TO
NORMALIZED NET LOSS TO INAP SHAREHOLDERS

Reconciliations of net loss attributable to INAP Shareholders, the most directly comparable GAAP measure, to normalized net loss attributable to INAP Shareholders (in thousands):

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Net loss (GAAP) attributable to INAP Shareholders	$(13,923)	$(14,060)	$(19,283)
Non GAAP revenue	70	40	—
Exit activities, restructuring and impairments, including goodwill impairment	826	(33)	4,628
Stock-based compensation	1,374	858	534
Strategic alternatives, realignment, and related costs	454	267	303
Acquisition costs	306	2,558	95
Non-income tax contingency	800	—	—
Claim settlement	—	—	713
Debt extinguishment and modification expenses	—	—	7,105
Normalized net loss (non-GAAP)	$(10,093)	$(10,370)	$(5,905)

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

BUSINESS UNIT CONTRIBUTION AND BUSINESS UNIT CONTRIBUTION MARGIN

Business unit contribution and business unit contribution margin, which includes direct costs of sales and service, customer support and sales and marketing for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Revenues:
INAP US	$64,067	$57,076	$54,113
INAP INTL	17,895	17,125	15,529
Total	81,962	74,201	69,642
Direct costs of sales and services, customer support and sales and marketing:
INAP US	34,873	30,537	32,776
INAP INTL	11,872	11,133	8,463
Total	46,745	41,670	41,239
Business Unit Contribution:
INAP US	29,194	26,539	21,337
INAP INTL	6,023	5,992	7,066
Total	$35,217	$32,531	$28,403
Business Unit Contribution Margin:
INAP US	45.6%	46.5%	39.4%
INAP INTL	33.7%	35.0%	45.5%
Total	43.0%	43.8%	40.8%

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

FREE CASH FLOW AND UNLEVERED FREE CASH FLOW

Free cash flow and unlevered free cash flow are non-GAAP measures. Free cash flow is net cash flows provided by operating activities minus capital expenditures. Unlevered free cash flow is free cash flow plus cash interest expense (in thousands):

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Net cash flows provided by operating activities	$15,342	$3,527	$14,787
Capital expenditures:
Maintenance capital	(4,197)	(1,796)	(1,018)
Growth capital	(6,886)	(4,564)	(5,730)
Free cash flow (non-GAAP)	4,259	(2,833)	8,039

Cash paid for interest	15,509	13,000	7,563
Unlevered free cash flow (non-GAAP)	$19,768	$10,167	$15,602

DATA CENTER PORTFOLIO

The following table presents an overview of the portfolio of data center properties that INAP leases as of June 30, 2018:

Market	Gross Square	Supporting	Office &	Data Center	Current Raised	Occupied	Occupied
	Feet (SF) [1]	Infrustructure[2]	Other	Footprint SF 3	Floor SF 4	SF	SF %
Atlanta	212,898	64,248	75,344	73,306	49,462	33,096	67%
Los Angeles[5]	124,651	11,323	17,475	95,853	20,712	15,710	76%
Dallas	112,700	23,763	21,023	67,914	30,972	15,297	49%
New York/New Jersey	116,503	16,405	28,468	71,630	48,940	27,206	56%
Boston[7]	116,699	47,779	11,587	57,333	36,804	20,279	55%
Seattle	100,597	31,326	21,552	47,719	38,719	24,391	63%
Montreal[6]	126,965	34,572	46,833	45,560	25,050	23,890	95%
Santa Clara/San Jose[8]	88,882	23,852	23,667	41,363	41,038	21,973	54%
Houston	43,913	7,925	15,599	20,389	20,389	9,296	46%
Phoenix	23,907	—	2,257	21,668	21,601	21,411	99%
Chicago	14,027	1,551	—	12,476	12,076	10,529	87%
Other[9]	23,093	—	981	22,095	20,145	15,678	78%
Total	1,104,835	262,744	264,786	577,306	365,908	238,756	65%

(1)  Represents total SF subject to our lease.
(2)  Represents total SF for mechanical and utility rooms.
(3)  Represents total SF that is currently leased or available for lease but excludes supporting infrastructure, office space, and common area.
(4)  Represents data center footprint SF less unbuilt SF.
(5)  Removed 4,343 SF due to data center exit.
(6)  Acquired new facility that will be built out in Q3 2018.
(7)  Removed 14,804 SF due to data center exit.
(8)  Site includes higher density power deployments which limits available capacity to approximately 10%.
(9)  Represents Miami, Northern Virginia, Oakland/San Francisco, London, Amsterdam, Frankfurt, Hong Kong, Singapore, Sydney, Tokyo, and Osaka.